Exhibit 5.1

March 24, 2016

Superior Drilling Products, Inc.

P.O. Box 1165

Vernal, Utah 84078

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Utah counsel to Superior Drilling Products, Inc., a Utah corporation, formerly known as “SD Company, Inc.” (the “Company”), in connection with its Registration Statement on Form S-3 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration of up to an aggregate of $7,500,000 of Common Stock, par value $0.001 per share, Preferred Stock, par value $0.001 per share, Warrants, Subscription Rights, Purchase Contracts and Units (each as described in the Registration Statement, collectively the “Securities”), as such Securities may be issued by the Company from time to time, at indeterminate prices.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons signing such documents to execute, deliver and perform under such documents, and the valid authorization, execution and delivery of such documents by such persons. In addition, we have assumed that the Securities, when issued, will be duly authorized, validly issued, fully paid and non-assessable. We have also assumed that, upon the issuance of any shares of Common Stock or Preferred Stock issuable upon conversion or exercise of the Warrants, Subscription Rights, Purchase Contracts or Units, the total number of shares of Common Stock and Preferred Stock of the Company, issued and outstanding, as applicable, will not exceed the total number of shares of Common Stock and Preferred Stock that the Company is then authorized to issue under its Articles of Incorporation, as amended. Our opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, if the board of directors of the Company has taken all necessary corporate action to authorize the issuance and terms of the applicable Securities, including the terms of the offering thereof and related matters in accordance with the applicable underwriting, purchase or similar agreement for such offering, and when issued and paid for as described in the Registration Statement (including any shares of Common Stock or Preferred Stock issuable in connection with the conversion or exercise of any Warrants, Subscription Rights, Purchase Contracts or Units), we are of the opinion that the Securities will be validly issued, fully paid, and non-assessable, enforceable against the Company in accordance with their terms.

The foregoing opinion is limited to the general corporation law of the State of Utah, including the Utah Revised Business Corporations Act, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Utah, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Utah, we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We are furnishing this opinion to the Company solely in connection with the Registration Statement, and it is understood that this opinion is to be used only in connection with the issuance of the Securities while the Registration Statement is in effect. This opinion may not be relied on by, nor copies delivered to, any other person or entity without our prior written consent. Notwithstanding the preceding sentence, we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving such consent, we do not hereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder

Very truly yours,

/s/ Snell & Wilmer L.L.P.

Snell & Wilmer L.L.P.